As filed with the Securities and Exchange Commission on April 3, 2003
Registration No. 333-

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM S-3

REGISTRATION STATEMENT
UNDER
THE SECURITIES ACT OF 1933

General Dynamics Corporation*

(Exact name of Registrant as specified in its charter)

Delaware	13-1673581
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification No.)

3190 Fairview Park Drive

Falls Church, VA 22042-4523
(703) 876-3000
(Address, including zip code, and telephone number, including area code, of Registrant’s principal executive offices)

David A. Savner, Esq.

Senior Vice President and General Counsel
3190 Fairview Park Drive
Falls Church, VA 22042-4523
(703) 876-3000
(Name, address, including zip code, and telephone number, including area code, of agent for service)

Copy to:

Donald E. Batterson, Esq.
Jenner & Block, LLC
One IBM Plaza
Chicago, IL 60611
Approximate date of commencement of proposed sale to the public: From time to time after the effective date of this registration statement.

     If the only securities being registered on this Form are being offered pursuant to dividend or interest reinvestment plans, please check the following box.     ☐

     If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box.     ☑

     If this Form is filed to registered additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.     ☐

     If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.     ☐

     If delivery of the prospectus is expected to be made pursuant to Rule 434, please check the following box.     ☐

CALCULATION OF REGISTRATION FEE

		Proposed Maximum	Proposed Maximum	Amount of
Title of Each Class of	Amount to be	Aggregate Price	Aggregate	Registration
Securities to be Registered	Registered(1)(2)	Per Unit(1)(2)	Offering Price(1)(3)	Fee(4)

Debt Securities of General Dynamics Corporation

Guarantees of Debt Securities of General Dynamics Corporation by the Guarantors(5)

Total	$3,000,000,000	100%	$3,000,000,000	$242,700

(1)	In no event will the aggregate initial offering price of the registered securities issued under this registration statement exceed $3,000,000,000. Such amount represents the principal amount of any debt securities issued at their principal amount, or, if any debt securities are issued at an original issue discount, the issue price rather than the principal amount of any debt securities issued at an original issue discount.
(2)	Not specified with respect to each class of securities being registered under this registration statement pursuant to General Instruction II.D of Form S-3.
(3)	Estimated solely for the purpose of calculating the registration fee pursuant to Rule 457(o) and exclusive of any accrued interest.
(4)	Pursuant to Rule 457(o), the registration fee is calculated on the maximum offering price of all securities listed, and the table does not specify information by each class about the amount to be registered.
(5)	No separate consideration will be received for any guarantees. Pursuant to Rule 457(n), no separate fee is required to be paid in respect of guarantees of the debt securities which are being registered concurrently.

     The Registrants hereby amend this registration statement on such date or dates as may be necessary to delay its effective date until the Registrants will file a further amendment which specifically states that this registration statement will thereafter become effective in accordance with Section 8(a) of the Securities act of 1933 or until this registration statement will become effective on such date as the Commission, acting pursuant to said Section 8(a), may determine.

*TABLE OF ADDITIONAL REGISTRANTS

	State or other	I.R.S.
Exact name of	jurisdiction of	Employer	Address, including zip code, and telephone
Registrant as specified	incorporation	Identification	number, including area code, of Registrant’s
in its charter	or organization	No.	principal executive offices

American Overseas	Delaware	43-1273477	116 East Howard Street
Marine Corporation			Quincy, MA 02169-8712
(617) 786-8300

Bath Iron Works Corporation	Maine	39-1343528	700 Washington Street
Bath, ME 04530
(207) 443-3311

Electric Boat Corporation	Delaware	51-0369496	75 Eastern Point Road
Groton, CT 06340-4989
(860) 433-3000

General Dynamics Armament	Delaware	54-1828437	Lakeside Avenue
and Technical Products, Inc.			Burlington, VT 05401
(802) 657-6000

General Dynamics Government	Delaware	16-1190245	3190 Fairview Park Drive
Systems Corporation			Falls Church, VA 22042-4523
(703) 876-3000

General Dynamics Land	Delaware	54-0582680	P.O. Box 2074
Systems Inc.			Warren, MI 48090-2074
(586) 825-4000

General Dynamics Ordnance	Virginia	06-1458069	10101 9th Street North
and Tactical Systems, Inc.			St. Petersburg, FL 33716
(727) 578-8100

Gulfstream Aerospace	Delaware	13-3554834	500 Gulfstream Road
Corporation			Savannah, GA 31408
(912) 965-3000

Material Service Resources	Delaware	36-3817444	222 North LaSalle Street
Company			Chicago, IL 60601-1090
(312) 372-3600

National Steel and	Nevada	95-2076637	P.O. Box 85278
Shipbuilding Company			San Diego, CA 92186-5278
(619) 544-3400

SUBJECT TO COMPLETION, DATED APRIL 3, 2003

PROSPECTUS

$3,000,000,000

DEBT SECURITIES

Guaranteed By:

American Overseas Marine Corporation	General Dynamics Armament and Technical Products, Inc.	Gulfstream Aerospace Corporation

Bath Iron Works Corporation	General Dynamics Government Systems Corporation	Material Service Resources Company

Electric Boat Corporation	General Dynamics Land Systems Inc.	National Steel and Shipbuilding Company
General Dynamics Ordnance and Tactical Systems, Inc.

      We may offer from time to time up to $3,000,000,000 aggregate initial offering price of our debt securities in one or more series.

      We will provide specific terms of these securities in supplements to this prospectus. You should read this prospectus and any supplement carefully before you invest.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or determined if this prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

The date of this prospectus is                     , 2003

TABLE OF CONTENTS

About this Prospectus	1
Special Note on Forward-Looking Statements	2
Where You Can Find More Information	3
General Dynamics Corporation	4
Consolidated Ratio of Earnings to Fixed Charges	4
Use of Proceeds	4
Description of the Debt Securities	5
Plan of Distribution	14
Legal Matters	15
Experts	15

ABOUT THIS PROSPECTUS

      This prospectus is a part of a registration statement that we filed with the Securities and Exchange Commission (the “SEC”) utilizing a “shelf” registration process. Under this shelf registration process, we may sell the securities described in this prospectus in one or more offerings up to a total dollar amount of $3,000,000,000. This prospectus provides you with a general description of the securities we may offer. Each time we sell securities, we will provide a prospectus supplement that will contain specific information about the terms of that offering. The prospectus supplement may also add, update or change information contained in this prospectus. You should read both this prospectus and the prospectus supplement together with the additional information described under the next heading “Where You Can Find More Information.”

      We have not authorized any dealer, salesperson or other person to give any information or to make any representation other than those contained or incorporated by reference in this prospectus and the accompanying supplement to this prospectus. You must not rely upon any information or representation not contained or incorporated by reference in this prospectus or the accompanying prospectus supplement as if we had authorized it. This prospectus and the accompanying supplement to this prospectus do not constitute an offer to sell or the solicitation of an offer to buy any securities other than the registered securities to which they relate, nor do this prospectus and the accompanying supplement to this prospectus constitute an offer to sell or the solicitation of an offer to buy securities in any jurisdiction to any person to whom it is unlawful to make such offer or solicitation in such jurisdiction. You should not assume that the information contained in this prospectus and the supplement to this prospectus is correct on any date after their respective dates, even though this prospectus or a supplement is delivered or securities are sold on a later date.

      References to “we,” “us,” “our” or the “Company” are to General Dynamics Corporation, unless expressly indicated otherwise. Reference to “General Dynamics” means General Dynamics Corporation, together with our consolidated subsidiaries, including the Guarantors. “Guarantors” means, initially, American Overseas Marine Corporation, Bath Iron Works Corporation, Electric Boat Corporation, General Dynamics Armament and Technical Products, Inc., General Dynamics Government Systems Corporation, General Dynamics Land Systems Inc., General Dynamics Ordnance and Tactical Systems, Inc., Gulfstream Aerospace Corporation, Material Service Resources Company and National Steel and Shipbuilding Company.

SPECIAL NOTE ON FORWARD-LOOKING STATEMENTS

      Certain statements in this prospectus and in the information incorporated herein by reference contain forward-looking statements, which are based on management’s expectations, estimates, projections and assumptions. Words such as “expects,” “anticipates,” “plans,” “believes,” “scheduled,” “estimates” and variations of these words and similar expressions are intended to identify forward-looking statements, which include but are not limited to projections of revenues, earnings, segment performance, cash flows, contract awards, aircraft production, deliveries and backlog stability. Forward-looking statements are made pursuant to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995, as amended. These statements are not guarantees of future performance and involve certain risks and uncertainties, which are difficult to predict. Therefore, actual future results and trends may differ materially from what is forecast in forward-looking statements due to a variety of factors, including without limitation:

•	our successful execution of internal performance plans;

•	general U.S. and international political and economic conditions;

•	changing priorities in the U.S. government defense budget;

•	termination of government contracts due to unilateral government action;

•	program performance, including the ability to perform fixed-price contracts within estimated costs and performance issues with key suppliers and subcontractors;

•	changing customer demand or preferences for business aircraft, including the effects of economic conditions on the business aircraft market;

•	reliance on a large fleet customer for a significant portion of the firm aircraft contracts backlog and the majority of the options backlog;

•	the status or outcome of legal and/or regulatory proceedings; and

•	the timing and occurrence (or non-occurrence) of circumstances beyond our control.

      All forward-looking statements speak only as of the date hereof or, in the case of any document incorporated by reference, the date of that document. All written and oral forward-looking statements made after the date hereof that are attributable to us or any person acting on our behalf are qualified by the cautionary statements in this section. We do not undertake any obligation to update or publicly release any revisions to forward-looking statements to reflect events, circumstances or changes in expectations after the date such are made.

WHERE YOU CAN FIND MORE INFORMATION

      We file annual, quarterly and current reports, proxy statements and other information with the SEC. You may read and copy any document that we file at the Public Reference Room of the SEC at 450 Fifth Street, NW, Washington, D.C. 20549. You may obtain information on the operation of the Public Reference Room by calling the SEC at 1-800-SEC-0330. You may also inspect our filings at a regional public reference facility maintained by the SEC located at Citicorp Center, 500 West Madison Street, Suite 1400, Chicago, Illinois 60661 or over the Internet at the SEC’s website at http://www.sec.gov. Reports, proxy statements and other information concerning us may also be inspected at the offices of The New York Stock Exchange at 20 Broad Street, New York, New York 10005.

      The SEC allows us to “incorporate by reference” into this prospectus the information we file with it, which means that we can disclose important information to you by referring you to those documents. The information incorporated by reference is an important part of this prospectus, and information that we file later with the SEC will automatically update and supersede this information. We incorporate by reference into this prospectus the documents listed below and any future filings made with the SEC under Sections 13(a), 13(c), 14 or 15(d) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), until we sell all of the securities:

•	Annual Report on Form 10-K for the fiscal year ended December 31, 2002;

•	Amendment No. 1 to Form 10-K for the fiscal year ended December 31, 2002 on Form 10-K/ A, filed March 25, 2003; and

•	Current Reports filed on Form 8-K dated January 30, March 18 and March 21, 2003.

      You may request a copy of these filings at no cost, by writing or telephoning the office of:

General Dynamics Corporation
3190 Fairview Park Drive
Falls Church, Virginia 22042-4523
Attention: Corporate Secretary
Telephone: (703) 876-3000

GENERAL DYNAMICS CORPORATION

      We are a Delaware corporation formed in 1952 as successor to the Electric Boat Company. Our businesses include mission-critical information technology and communications, land and amphibious combat systems, shipbuilding and marine systems and business aviation. These are leading-edge technology businesses that provide the highest quality products and capabilities to our customers.

      Our principal executive offices are located at 3190 Fairview Park Drive, Falls Church, Virginia 22042-4523 and our telephone number is (703) 876-3000.

CONSOLIDATED RATIO OF EARNINGS TO FIXED CHARGES

      The following table shows our ratio of earnings to fixed charges for each of the periods indicated:

	Year Ended December 31,

	2002	2001	2000	1999	1998

Ratio of earnings to fixed charges	20.6	14.6	14.7	14.9	16.1

      For the purpose of computing the ratio of earnings to fixed charges, earnings consist of pretax income from continuing operations, adjusted to add back fixed charges, and fixed charges consist of pretax interest on all indebtedness and an estimate of interest within rental expense.

USE OF PROCEEDS

      General Dynamics will use the net proceeds from the sale of the debt securities offered by this prospectus and any prospectus supplement for general corporate purposes, unless otherwise specified in the applicable prospectus supplement. General corporate purposes may include additions to working capital, capital expenditures, refinancing of existing indebtedness including commercial paper, repayment of debt, and financing of possible acquisitions, investments or stock repurchases.

DESCRIPTION OF THE DEBT SECURITIES

      This prospectus sets forth some of the general terms and provisions of the debt securities. We will describe the particular terms of any series of debt securities, and the extent to which the general terms set forth below may apply, in the prospectus supplement relating to that series.

      The debt securities may be issued from time to time in series under an indenture dated as of August 27, 2001, by and among the Company, the guarantors thereunder and The Bank of New York, as trustee. This indenture does not limit the amount of debt securities that may be issued thereunder and will govern debt securities up to the aggregate principal amount that we may authorize from time to time. Any such limit applicable to a particular series of debt securities will be specified in the prospectus supplement relating to that series. The debt securities may be guaranteed by certain subsidiary guarantors under the guarantees described below.

      The summary set forth below highlights certain provisions contained in the indenture. However, this summary does not purport to be complete and is qualified in its entirety by reference to the indenture, a form of which is filed as an exhibit to the registration statement of which this prospectus is a part. Wherever defined terms are used but not defined in this section of the prospectus, those terms have the meanings assigned to them in the indenture, it being intended that those defined terms will be incorporated herein by reference.

Definitions

      The following are certain terms defined in the indenture:

      “Attributable Debt” means, as to any particular lease under which any Person is at the time liable, at any date as of which the amount thereof is to be determined, the total net amount of rent required to be paid by such Person under such lease during the remaining term thereof (excluding any subsequent renewal or other extension options held by the lessee), discounted from the respective due dates thereof to such date at the rate of 15% per annum, compounded monthly. The net amount of rent required to be paid under any such lease for any such period will be the aggregate amount of the rent payable by the lessee with respect to such period after excluding amounts required to be paid on account of maintenance and repairs, services, insurance, taxes, assessments, water rates and similar charges and contingent rents (such as those based on sales). In the case of any lease which is terminable by the lessee upon the payment of a penalty in an amount which is less than the total discounted net amount of rent required to be paid from the later of the first date upon which such lease may be so terminated or the date of the determination of such net amount of rent, as the case may be, such net amount will also include the amount of such penalty, but no rent will be considered as required to be paid under such lease subsequent to the first date upon which it may be so terminated.

      “Consolidated Assets” means the total assets of the Company and its subsidiaries calculated on a consolidated basis and in accordance with GAAP.

      “Material Subsidiary” means, as of any date of determination, a subsidiary of the Company whose assets exceed ten percent (10%) of the Company’s Consolidated Assets as of the date of such determination. However, the board of directors of the Company may declare any subsidiary of the Company to be a Material Subsidiary.

      “Person” means any individual, corporation, limited liability company, partnership, joint venture, association, joint-stock company, trust, unincorporated organization or government or any agency or political subdivision thereof.

      “Principal Property” means any manufacturing plant or warehouse, together with the land upon which it is erected and fixtures comprising a part thereof, owned by the Company or any Material Subsidiary and located in the United States, the gross book value of which on the date as of which the determination is being made is an amount which exceeds 2% of Consolidated Assets, but not including any property financed through the issuance of any tax exempt governmental obligation, or any such manufacturing plant or warehouse or any portion thereof or any such fixture (together, with the land upon which it is erected and fixtures comprising a part thereof) which, in the opinion of the board of directors of the Company, is not of material importance to the total business conducted by the Company and its subsidiaries, considered as a single enterprise.

General Terms

      All of the debt securities:

•	will be general obligations of the Company;

•	will rank equally with each other and all other existing and future unsecured and unsubordinated debt of the Company; and

•	will be guaranteed by the guarantees of each of the Guarantors, which guarantees will rank equally with each other in respect of the debt securities and in respect of all other existing and future unsecured and unsubordinated debt of such Guarantors.

      The indenture provides for the issuance of debt securities in one or more series. Each time that we issue a new series of debt securities, the prospectus supplement relating to that series will specify the particular terms of those debt securities. Those terms may include but are not limited to the following:

•	the designation, issue, date and authorized denominations of such debt securities;

•	the aggregate principal amount offered and any limit on any future issues of additional debt of the same series;

•	the public offering price of such debt securities;

•	the date or dates on which such debt securities will mature, which may be fixed or extendible;

•	the rate or rates at which such debt securities will bear interest, which may be at a fixed or floating rate, if any;

•	the dates on which such interest, if any, will be payable;

•	the index used to determine any payments to be made on the debt securities;

•	the terms of any mandatory or optional redemption, including any sinking, purchase or analogous fund;

•	the date or dates, if any, on which, and the price or prices at which we are obligated, pursuant to any mandatory sinking provisions or otherwise, to redeem, or at the option of the holders, to purchase, such series of debt securities and other related terms and provisions;

•	whether such debt securities are to be issued in the form of global securities and, if so, the identity of the depositary with respect to such global securities; and

•	any other terms of such series.

      Unless otherwise specified in the prospectus supplement, debt securities will only be issued in fully registered form, without coupons. Unless otherwise specified in the prospectus supplement, the principal amount of the debt securities will be payable at the corporate trust office of the trustee in New York, New York. No service charge will be made on any security holder for any registration or transfer or exchange of debt securities, unless otherwise provided in the prospectus supplement for that series of debt securities; provided, however, that we may require payment of a sum sufficient to cover any tax or other governmental charges payable in connection therewith.

Payment of Interest and Exchange

      Each debt security will be represented by either one or more global securities registered in the name of The Depository Trust Company, as Depositary (the “Depositary”), or a nominee of the Depositary (we will refer to any debt security represented by a global debt security as a “book-entry debt security”), or a certificate issued in definitive registered form (we will refer to any debt security represented by a certificated security as a “certificated debt security”), as described in the applicable prospectus supplement. Except as described under “Global Debt Securities and Book-Entry System” below, book-entry debt securities will not be issuable in certificated form.

Certificated Debt Securities

      You may transfer or exchange certificated debt securities at the office of the trustee in accordance with the terms of the indenture. You may transfer certificated debt securities and the right to receive the principal of, premium and interest on certificated debt securities only by surrendering the old certificate representing those certificated debt securities, and either we or the trustee will reissue the old certificate to the new holder or we or the trustee will issue a new certificate to the new holder.

Global Debt Securities and Book-Entry System

      Each global debt security representing book-entry debt securities will be deposited with, or on behalf of, the Depositary, and registered in the name of the Depositary or a nominee of the Depositary.

      The Depositary has indicated it intends to follow the following procedures with respect to book-entry debt securities.

      Ownership of beneficial interests in book-entry debt securities will be limited to persons that have accounts with the Depositary for the related global debt security (“participants”) or persons that may hold interests through participants. Upon the issuance of a global debt security, the Depositary will credit, on its book-entry registration and transfer system, the accounts of the participants with the respective principal amounts of the book-entry debt securities represented by the global debt security beneficially owned by such participants. The accounts to be credited will be designated by any dealers, underwriters or agents participating in the distribution of the book-entry debt securities. Ownership of book-entry debt securities will be shown on, and the transfer of the ownership interests will be effected only through, records maintained by the Depositary for the related global debt security (with respect to interests of participants) and on the records of participants (with respect to interests of persons holding through participants). The laws of some states may require that certain purchasers of securities take physical delivery of such securities in definitive form. These laws may impair the ability to own, transfer or pledge beneficial interests in book-entry debt securities.

      So long as the Depositary for a global debt security, or its nominee, is the registered owner of that global debt security, the Depositary or its nominee, as the case may be, will be considered the sole owner or holder of the book-entry debt securities represented by such global debt security for all purposes under the indenture. Except as described herein, beneficial owners of book-entry debt securities will not be entitled to have securities registered in their names, will not receive or be entitled to receive physical delivery of a certificate in definitive form representing securities and will not be considered the owners or holders of those securities under the indenture. Accordingly, to exercise any rights of a holder under the indenture, each person beneficially owning book-entry debt securities must rely on the procedures of the Depositary for the related global debt security and, if that person is not a participant, on the procedures of the participant through which that person owns its interest.

      We understand, however, that under existing industry practice, the Depositary will authorize the persons on whose behalf it holds a global debt security to exercise certain rights of holders of debt securities, and the indenture provides that we, the trustee and our respective agents will treat as the holder of a debt security the persons specified in a written statement of the Depositary with respect to that global debt security for purposes of obtaining any consents or directions required to be given by holders of the debt securities pursuant to the indenture.

      We will make payments of principal of, and premium and interest on book-entry debt securities to the Depositary or its nominee, as the case may be, as the registered holder of the related global debt security. Neither we, the trustee nor any other agent of ours or agent of the trustee will have any responsibility or liability for any aspect of the records relating to or payments made on account of beneficial ownership interests in a global debt security or for maintaining, supervising or reviewing any records relating to such beneficial ownership interests.

      We expect that the Depositary, upon receipt of any payment of principal of, premium or interest on a global debt security, will immediately the accounts of the participants with payments in amounts proportionate to the respective amounts of book-entry debt securities held by each participant as shown on the records of the Depositary. We also expect that payments by participants to owners of beneficial interests in book-entry debt securities held through those participants will be governed by standing customer instructions and customary practices, as is now the case with the securities held for the accounts of customers in bearer form or registered in “street name,” and will be the responsibility of those participants.

      We will issue certificated debt securities in exchange for each global debt security if the Depositary is at any time unwilling or unable to continue as Depositary or ceases to be a clearing agency registered under the Exchange Act, and a successor Depositary registered as a clearing agency under the Exchange Act is not appointed by us within 90 days. In addition, we may at any time and in our sole discretion determine not to have any of the book-entry debt securities of any series represented by one or more global debt securities and, in that event, we will issue certificated debt securities in exchange for the global debt securities of that series. Global debt securities will also be exchangeable by the holders for certificated debt securities if an event of default with respect to the book-entry debt securities represented by those global debt securities has occurred and is continuing. Any certificated debt securities issued in exchange for a global debt security will be registered in such name or names as the Depositary will instruct the trustee. We expect that such instructions will be based upon directions received by the Depositary from participants with respect to ownership of book-entry debt securities relating to such global debt security.

      We have obtained the foregoing information in this section concerning the Depositary and its book-entry system from sources we believe to be reliable, but we take no responsibility for the accuracy of this information.

Defeasance

      The indenture provides that we (and to the extent applicable, the Guarantors), at our option:

(1)	will be discharged from any and all obligations in respect of any series of debt securities, except in each case for certain obligations to register the transfer or exchange of debt securities, replace stolen, lost or mutilated debt securities, maintain paying agencies and hold moneys for payment in trust; or

(2)	will no longer be obligated to comply with the covenants described below under “— Limitation on Consolidation, Merger, Conveyance or Transfer” and “— Covenants of the Company,” and the Event of Default described in the fourth bullet point under “— Events of Default; Notice and Waiver” will no longer constitute an Event of Default with respect to such series of debt securities;

      in each case if we deposit with the trustee, in trust, specifically pledged as security for, and dedicated solely to, the benefit of the holders of the debt securities of such series, money or the equivalent in securities of the U.S. government or government agencies backed by the full faith and credit of the U.S. government, or a combination thereof, which through the payment of interest thereon and principal thereof in accordance with their terms will provide money in an amount sufficient to pay all the principal (including any mandatory sinking fund payments) and any premium of, interest on and any repurchase or redemption obligations with respect to such series on the dates such payments are due in accordance with the terms of such series.

      To exercise any such option, we are required, among other things, to deliver to the trustee an opinion of counsel to the effect that:

•	the deposit and related defeasance would not cause the holders of such series to recognize income, gain or loss for federal income tax purposes and, in the case of securities being discharged pursuant to clause (1) above, accompanied by a ruling, if then required, to such effect received from or published by the Internal Revenue Service; and

•	the creation of the defeasance trust would not violate the Investment Company Act of 1940, as amended.

      In addition, we are required to deliver to the trustee an officer’s certificate stating that such deposit was not made by us with the intent of preferring the holders of the debt securities over other creditors of ours or with the intent of defeating, hindering, delaying or defrauding our creditors or others.

Events of Default; Notice and Waiver

      The indenture provides that, if an Event of Default (as defined below) with respect to any series of debt securities issued thereunder occurs and is continuing, either the trustee or the holders of 25% in aggregate principal amount of the outstanding debt securities of such series may declare the principal of all the debt securities of such series, and all accrued interest, to be due and payable immediately.

      “Events of Default” in respect of any series are defined in the indenture as being:

•	default in payment of principal of, or premium, if any, on debt securities of such series when due at their stated maturity;

•	default for 30 days in payment of any interest due with respect to such series;

•	default in the payment of any sinking or purchase fund or analogous obligation when due by the terms of such series;

•	default for 60 days after written notice to us (or the Guarantors, if applicable) by the trustee or by holders of 25% in aggregate principal amount of the outstanding debt securities of such series in the performance, or breach, of any covenant or warranty pertaining to debt securities of such series (other than a covenant or warranty a default in the performance of which, or the breach of which, would otherwise constitute an Event of Default);

•	certain events of bankruptcy, insolvency and reorganization with respect to us or any of our Material Subsidiaries or the entry of an order ordering the winding up or liquidation of our affairs or the affairs of our Material Subsidiaries; and

•	any guarantee by a Material Subsidiary ceases for any reason to be, or is asserted in writing by any such Material Subsidiary or the Company not to be, in full force and effect and enforceable in accordance with its terms except to the extent contemplated by the indenture and any such guarantee.

      Any additions, deletions or other changes to the Events of Default that will be applicable to a series of debt securities will be described in the prospectus supplement relating to such series of debt securities.

      The indenture provides that the trustee will, within 90 days after the occurrence of a default with respect to the debt securities of any series, give to the holders of the debt securities of such series notice of all uncured and unwaived defaults known to it; provided, however, that except in the case of default in the payment of principal of, premium, if any, or interest, on any of the debt securities of such series or in the payment of any sinking or purchase fund installment or analogous obligation relating to the debt securities of such series, the trustee will be protected in withholding such notice if it in good faith determines that the withholding of such notice is in the interests of the holders of the debt securities of such series. For the purpose of the trustee’s duty to notify holders of defaults, the term “default” means any event that is, or after notice or lapse of time or both would become, an Event of Default with respect to debt securities of such series.

      The trustee is entitled, subject to the duty of the trustee during an Event of Default to act with the required standard of care, to be indemnified by the holders of the debt securities of such series before proceeding to exercise any right or power under the indenture at the request of holders of the debt securities of such series.

      The indenture provides that the holders of a majority in aggregate principal amount of the outstanding debt securities of any series may direct the time, method and place of conducting proceedings for remedies available to the trustee or exercising any trust or power conferred on the trustee in respect of such series, subject to certain conditions.

      In certain cases, the holders of a majority in principal amount of the outstanding debt securities of any series may waive, on behalf of the holders of all debt securities of such series, any past default or Event of Default with respect to the debt securities of such series except, among other things, a default not theretofore cured in payment of the principal of, or premium, if any, or interest, on any of the debt securities of such series or payment of any sinking or purchase fund or analogous obligations with respect to such debt securities.

Limitation on Consolidation, Merger, Conveyance or Transfer

      We will not consolidate with or merge into any other Person or sell, lease, convey or transfer all or substantially all of our properties and assets to any Person, if upon any such consolidation, merger, sale, lease, conveyance or transfer we are not the surviving corporation, unless:

•	the Person formed by such consolidation or into which we are merged or the Person that acquires by sale, lease, conveyance or transfer all or substantially all of our properties and assets will be organized and existing under the laws of the United States of America or any state or the District of Columbia, and (if such Person is not the Company) will expressly assume, by supplemental indenture, executed and delivered to the trustee, in form satisfactory to the trustee, the due and punctual payment of the principal of (and premium, if any) and interest on all the debt securities and the performance of every covenant of the indenture (as supplemented from time to time) on our part to be performed or observed;

•	immediately after giving effect to such transaction, no Event of Default, and no event that, after notice or lapse of time, or both, would become an Event of Default, will have happened and be continuing; and

•	we have delivered to the trustee an officer’s certificate and an opinion of counsel each stating that such consolidation, merger, sale, lease, conveyance or transfer and such supplemental indenture comply with the applicable article of the indenture and that we have complied with all conditions precedent relating to such transaction.

      In such event, we will be discharged from all obligations and covenants under the indenture and the debt securities, and may be liquidated and dissolved. The successor Person formed by such consolidation or into which we are merged or to which such sale, lease, conveyance or transfer is made will succeed to, and be substituted for, and may exercise every right and power of ours under the indenture with the same effect as if such successor had been named as the Company in the indenture.

Modification of the Indenture

      The Company and the trustee may, without the consent of the holders of the debt securities, enter into indentures supplemental to the indenture for, among others, one or more of the following purposes:

•	to evidence the succession of another Person to the Company or any Guarantor;

•	to add to our covenants, or the covenants of the Guarantors, or to surrender any of our rights or powers, or the rights or powers of the Guarantors, for the benefit of the holders of debt securities of any or all series;

•	to cure any ambiguity or correct any inconsistency in the indenture; provided that any such supplemental indenture will not materially and adversely affect the interests of the holders of debt securities of any series;

•	with certain exceptions, to add to the indenture any provisions that may be expressly permitted by the Trust Indenture Act of 1939, as amended;

•	to establish the form of any security, to provide for the issuance and set forth the terms of any series of debt securities;

•	to evidence and provide for the acceptance of the appointment of any successor trustee;

•	to provide any additional Events of Default;

•	to provide for the issuance of debt securities in coupon or in fully registered form;

•	to secure any series of debt securities under the indenture’s limitation on liens or otherwise; or

•	to evidence the addition of any subsidiary as a Guarantor or the release of any Guarantor and its obligations pursuant to the indenture.

      The indenture contains provisions permitting the Company and the trustee, with the consent of the holders of a majority in principal amount of the outstanding debt securities of all series to be affected voting as a single class, to execute supplemental indentures by adding any provisions to or changing or eliminating any of the provisions of the indenture or modifying the rights of the holders of the debt securities of all such series to be affected, except that no such supplemental indenture may, without the consent of each holder of affected debt securities, among other things:

•	change the fixed maturity of any debt securities;

•	reduce the principal amount thereof;

•	reduce or change the method of computing the rate or extend the time of payment of interest thereon;

•	change the currency or place of any payment;

•	amend or modify the terms of any of the guarantee provisions of the indenture in a manner adverse to the holders; or

•	reduce the percentage in principal amount of debt securities of any series the consent of the holders of which is required for any such supplemental indenture.

Covenants of the Company

      The following covenants will apply to each series of debt securities:

      Liens

      The indenture provides that neither the Company nor any Material Subsidiary will incur, create, issue, assume, guarantee or otherwise become liable for any indebtedness for money borrowed that is secured by a lien on any of its assets or properties without securing the debt securities equally and ratably with such indebtedness for so long as any such indebtedness is secured. Exceptions include, among others:

•	liens for taxes not yet due or being contested;

•	liens imposed by law, such as mechanics’ liens, and other similar liens;

•	easements and similar liens not impairing the use or value of the property involved; o liens existing as of the date of the indenture;

•	liens created by subsidiaries of ours to secure indebtedness of such subsidiaries to us or to one or more other subsidiaries of ours;

•	liens affecting property of a Person existing at the time it is acquired by us;

•	liens existing on any property of any corporation or business when acquired, or to finance the purchase price;

•	liens on any property to finance the cost of improvements or construction thereon;

•	liens on shares of stock, indebtedness or other securities of a Person that is not the Company or a subsidiary of ours;

•	liens to extend, renew or replace any liens referred to above; and

•	other liens arising in connection with our indebtedness and our subsidiaries’ indebtedness in an aggregate principal amount for us and our subsidiaries, together with all Attributable Debt with respect to sale and leaseback transactions involving Principal Properties (with the exception of the transactions that are excluded as described in “— Limitation on Sale and Leaseback Transactions” below), not exceeding at the time such lien is issued, created or assumed 10% of our Consolidated Assets.

      Limitation on Sale and Leaseback Transactions

      The indenture provides that the Company will not, and will not permit any Material Subsidiary to, enter into any sale and leaseback transaction covering any Principal Property that was or is owned or leased by the Company or a Material Subsidiary and that has been or is to be sold or transferred more than 120 days after the completion of construction and commencement of full operation of such Principal Property.

      However, a sale and leaseback transaction of this kind will not be prohibited if:

•	Attributable Debt of the Company and its Material Subsidiaries in respect of the sale and leaseback transaction and all other sale and leaseback transactions entered into after the date when the Company first issued securities pursuant to the indenture (other than any sale and leaseback transactions that are otherwise permitted or excepted), plus the aggregate principal amount of indebtedness secured by liens on Principal Properties then outstanding (excluding any indebtedness secured by liens that are otherwise permitted under the indenture) without equally and ratably securing the debt securities, would not exceed 10% of Consolidated Assets;

•	an amount equal to the greater of the net proceeds of the sale or transfer or the Attributable Debt of the Principal Property sold (as determined by the Company) is applied within 150 days to the voluntary retirement of debt securities or other indebtedness of the Company (other than indebtedness subordinated to the debt securities) or indebtedness of a Material Subsidiary, for money borrowed, maturing more than 12 months after the voluntary retirement;

•	the lease is for a period not exceeding three years; or

•	the lease is with the Company or another Material Subsidiary.

Guarantees

      Each of the Guarantors, as primary obligor and not merely as surety, will fully, irrevocably and unconditionally guarantee to each holder of debt securities and to the trustee and its successors and assigns (1) the full and punctual payment of principal of, premium, if any, and interest on the debt securities when due, whether at maturity, by acceleration, by redemption or otherwise, and all other monetary obligations of ours under the indenture (including obligations to the trustee) and the debt securities and (2) the full and punctual performance within applicable grace periods of all other obligations of ours under the indenture and the debt securities. Such guarantees will constitute guarantees of payment, performance and compliance and not merely of collection.

      The obligations of each Guarantor under the indenture will be unconditional irrespective of the absence or existence of any action to enforce the same, the recovery of any judgment against us or each other or any waiver or amendment of the provisions of the indenture or the debt securities to the extent that any such action or similar action would otherwise constitute a legal or equitable discharge or defense of a Guarantor (except that each such waiver or amendment will be effective in accordance with its terms).

      The obligations of the Guarantors to make any payments may be satisfied by causing us to make such payments.

      Each of the Guarantors further agrees to waive presentment to, demand of payment from and protest to the Company and also waives diligence, notice of acceptance of its guarantee, presentment, demand for payment, notice of protest for nonpayment, filing of claims and any right to require a proceeding first against us. These obligations will be unaffected by any failure or policy of the trustee to exercise any right under the indenture or under any series of debt securities.

      If any holder of any debt security or the trustee is required by a court or otherwise to return to us, any Guarantor, or any custodian, trustee, liquidator or other similar official acting in relation to us or any of the Guarantors, any amount paid by any of them to the trustee or such holder, the guarantee of such Guarantors, to the extent discharged, will be reinstated in full force and effect.

      The indenture provides that the guarantee of each Guarantor is limited to the maximum amount that can be guaranteed by any of the Guarantors, respectively, without rendering its guarantee voidable under applicable laws relating to fraudulent conveyance or fraudulent transfer or similar laws affecting the rights of creditors generally.

      In the event (a) of the merger, consolidation or sale or disposition of all or substantially all of the assets of a Guarantor (other than a merger or consolidation with, or sale or disposition of assets to, us or another of our subsidiaries) or (b) there occurs a transfer, sale or other disposition of the voting stock of a Guarantor whereby such Guarantor ceases to constitute a subsidiary of ours, then in any such case such Guarantor or the entity acquiring the assets (in the event of the sale or other disposition of all or substantially all of the assets of such Guarantor), will be released and relieved of any obligations under its guarantee. Upon our delivery to the trustee of an officer’s certificate to the effect of the foregoing, such Guarantor will be discharged from all further liability and obligation under the indenture and the trustee will execute any documents reasonably required in order to evidence the release of such Guarantor from its obligations under its guarantee.

Governing Law

      The indenture, the debt securities and the guarantees will be governed by, and construed in accordance with, the laws of the State of New York.

The Trustee

      The Bank of New York is the trustee under the indenture. The trustee is a depository for funds and performs other services for, and transacts other banking business with, us in the normal course of business.

PLAN OF DISTRIBUTION

      We may sell the securities directly to one or more purchasers, through agents, to or through one or more dealers, to or through underwriters or through a combination of any such methods of sale. We may distribute the securities from time to time in one or more transactions:

•	at a fixed price or prices, which may be changed;

•	at market prices prevailing at the time of sale;

•	at prices related to such prevailing market prices; or

•	at negotiated prices.

      Offers to purchase the securities being offered hereby may be solicited directly by us or by agents designated by us from time to time. Any such agent, who may be deemed to be our “underwriter” as that term is defined in the Securities Act of 1933, as amended (the “Securities Act”), involved in the offer or sale of such securities will be named, and any commissions payable by us to such agent will be set forth, in the applicable prospectus supplement.

      If a dealer is utilized in the sale of the securities, we will sell the securities to the dealer, as principal. The dealer, who may be deemed to be an “underwriter” as that term is defined in the Securities Act, may then resell the securities to the public at varying prices to be determined by the dealer at the time of resale.

      If an underwriter is, or underwriters are, utilized in the sale, we will execute an underwriting agreement with such underwriters at the time of sale to them and the names of the underwriters will be set forth in the applicable prospectus supplement, which will be used by the underwriter to make resales of the securities to the public. In connection with the sale of the securities, such underwriter may be deemed to have received compensation from us in the form of underwriting discounts or commissions and may also receive commissions from purchasers of the securities for whom they may act as agents. Underwriters may also sell the securities to or through dealers, and such dealers may receive compensation in the form of discounts, concessions or commissions from the underwriters and/or commission from the purchasers for whom they may act as agents. Any underwriting compensation paid by us to underwriters in connection with the offering of securities, and any discounts, concessions or commission allowed by underwriters to participating dealers, will be set forth in the applicable prospectus supplement.

      In connection with the offering of securities, we may grant to the underwriters an option to purchase additional securities to cover over-allotments, if any, at the initial public offering price, with an additional underwriting commission, as may be set forth in the accompanying prospectus supplement. If we grant any over-allotment option, the terms of such over-allotment option will be set forth in the prospectus supplement for such securities.

      The securities may be a new issue of securities that have no established trading market. Any underwriters to whom securities are sold for public offering and sale may make a market in such securities, but such underwriters will not be obligated to do so and may discontinue any market making at any time without notice. Such securities may or may not be listed on a national securities exchange. No assurance can be given as to the liquidity of or the existence of trading markets for any securities.

      If so indicated in the applicable prospectus supplement, we will authorize underwriters, dealers or other persons to solicit offers by certain institutions to purchase the securities offered hereby pursuant to contracts providing for payment and delivery on a future date or dates set forth in the applicable prospectus supplement. Institutions with which such contracts may be made include commercial and savings banks, insurance companies, pension funds, investment companies, educational and charitable institutions and others. The obligations of any purchasers under any such contract will not be subject to any conditions except that (a) the purchase of such securities will not at the time of delivery be prohibited under the laws of the jurisdiction to which such purchaser is subject and (b) if the securities are also being sold to underwriters, we will have sold to such underwriters the securities offered hereby which are not sold for delayed delivery. The underwriters, dealers and such other persons will not have any responsibility in respect of the validity or performance of such contracts. The applicable prospectus supplement relating to such contracts will set forth the price to be paid for securities pursuant to such contracts, the commission payable for solicitation of such contracts and the date or dates in the future for delivery of the securities pursuant to such contracts.

      Under certain circumstances, we may repurchase offered securities and reoffer them to the public as set forth above. We may also arrange for repurchase and resale of such offered securities by dealers.

      We may enter into agreements to indemnify underwriters, dealers and agents who participate in the distribution of securities against certain liabilities, including liabilities under the Securities Act.

LEGAL MATTERS

      The validity of the debt securities will be passed on for the Company and the Guarantors by Jenner & Block, LLC, Chicago, Illinois.

EXPERTS

      The consolidated financial statements of General Dynamics as of December 31, 2002 and 2001, and for each of the years in the three-year period ended December 31, 2002, have been incorporated by reference into this prospectus and in the registration statement in reliance upon the report of KPMG LLP, independent auditors, incorporated by reference herein, and upon the authority of said firm as experts in accounting and auditing.

PART II

INFORMATION NOT REQUIRED IN PROSPECTUS

Item 14. Other Expenses of Issuance and Distribution.

      The following table sets forth the costs and expenses payable by the Registrants in connection with the sale of the securities being registered hereby. All amounts are estimates, except for the registration fee.

Amount

Registration fee	$242,700
Printing costs	100,000
Legal fees and expenses	100,000
Accounting fees and expenses	50,000
Trustee fees and expenses	15,000
Rating agency fees and expenses	1,770,000
Miscellaneous	25,000

Total	$2,302,700

Item 15.	Indemnification of Directors and Officers.

      General Dynamics Corporation, American Overseas Marine Corporation, Electric Boat Corporation, General Dynamics Armament and Technical Products, Inc., General Dynamics Government Systems Corporation, General Dynamics Land Systems Inc., Gulfstream Aerospace Corporation and Material Service Resources Company

      General Dynamics Corporation and certain Guarantors, such being American Overseas Marine Corporation, Electric Boat Corporation, General Dynamics Armament and Technical Products, Inc., General Dynamics Government Systems Corporation, General Dynamics Land Systems Inc., Gulfstream Aerospace Corporation and Material Service Resources Company, are incorporated under the laws of the State of Delaware. Section 145 (“Section 145”) of the General Corporation Law of the State of Delaware, as may be amended from time to time (the “General Corporation Law”), provides that a Delaware corporation may indemnify any of its directors or officers who was or is a party, or is threatened to be made a party, to any third party proceeding (other than an action by or in the right of the corporation) by reason of the fact that such person is or was a director or officer of the corporation, against expenses (including attorneys’ fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by such person in connection with such action, suit or proceeding, if such person acted in good faith and in a manner such person reasonably believed to be in or not opposed to the best interests of the corporation, and, with respect to any criminal action or proceeding, had no reason to believe that such person’s conduct was unlawful. In a derivative action (i.e., one by or in the right of a corporation), the corporation is permitted to indemnify directors and officers against expenses (including attorneys’ fees) actually and reasonably incurred by them in connection with the defense or settlement of an action or suit if they acted in good faith and in a manner that they reasonably believed to be in or not opposed to the best interests of the corporation, except that no indemnification will be made if such person will have been adjudged liable to the corporation, unless and only to the extent that the court in which the action or suit was brought will determine upon application that the defendant directors or officers are fairly and reasonably entitled to indemnity for such expenses despite such adjudication of liability.

      Expenses, including attorneys’ fees, incurred by any such person in defending any such action, suit or proceeding may be paid or reimbursed by the corporation in advance of the final disposition of such action, suit or proceeding upon receipt by it of an undertaking of such person to repay such expenses if it will ultimately be determined that such person is not entitled to be indemnified by the corporation.

      Section 145 further authorizes a corporation to purchase and maintain insurance on behalf of any person who is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation or enterprise, against any liability asserted against him and incurred by him in any such capacity, arising out of his status as such, whether or not the corporation would otherwise have the power to indemnify him under Section 145.

      The Restated Certificate of Incorporation, as amended, of the Company provides that it will indemnify its current and former directors and officers from and against all liabilities and reasonable expenses that they incur in connection with or resulting from any claims, actions, suits or proceedings to the extent that indemnification is not inconsistent with Delaware law. The Company also provides directors’ and officers’ liability insurance coverage for the acts and omissions of its directors and officers. In order to be entitled to indemnification under the provisions of the Restated Certificate of Incorporation, as amended, a director or officer of the Company must be wholly successful with respect to the claim, action, suit or proceeding or have acted in good faith in what he or she reasonably believed to be the best interests of the Company, or with respect to a criminal action or proceeding, must have had no reasonable cause to believe that his or her conduct was unlawful. Prior to the final disposition of a claim, action, suit or proceeding, the Company will advance expenses incurred by a current or former director or officer if the director or officer provides the Company with an undertaking to repay the amount advanced if he or she is not entitled to indemnification after the final disposition.

      The Restated Certificate of Incorporation, as amended, of the Company provides that its directors will not be personally liable to the Company or its stockholders for monetary damages resulting from breaches of their fiduciary duties as directors except (a) for any breach of the duty of loyalty to the Company or its stockholders, (b) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, (c) under Section 174 of the General Corporation Law, which makes directors liable for unlawful dividends or unlawful stock repurchases or redemptions, or (d) for transactions from which directors derive improper personal benefit. While this provision provides directors with protection from awards for monetary damages for breaches of their duty of care, it does not eliminate that duty.

      The By-Laws of American Overseas Marine Corporation, Electric Boat Corporation, General Dynamics Armament and Technical Products, Inc., General Dynamics Government Systems Corporation, General Dynamics Land Systems Inc. and Gulfstream Aerospace Corporation provide for the indemnification of all current and former directors and officers to the fullest extent permitted by the General Corporation Law. Additionally, prior to the final disposition of a claim, action, suit or proceeding, these corporations will advance expenses incurred by a current or former director or officer if the director or officer provides the respective corporation with an undertaking to repay the amount advanced if he or she is not entitled to indemnification after the final disposition. The By-Laws of Material Service Resources Company provide that the corporation will indemnify its officers, directors, employees and agents to the extent permitted by the General Corporation Law.

Bath Iron Works Corporation

      Bath Iron Works Corporation (“Bath Iron Works”) is incorporated under the laws of the State of Maine. Section 719 of the Maine Business Corporation Act (the “MBCA”) authorizes the indemnification by the corporation of any person who is a party or is threatened to be made a party to any action, suit or proceeding by reason of that person’s status as a director, officer, employee or agent of the corporation; provided that no such indemnification may be provided for any person if he or she will have been finally adjudicated (a) not to have acted honestly or in the reasonable belief that his or her action was in or not opposed to the best interests of the corporation or its shareholders, or (b) in any criminal proceeding, to have had reasonable cause to believe his or her conduct was unlawful. In the case of actions brought by or on behalf of the corporation, indemnification may only be provided if the court determines that such person is fairly and reasonably entitled to the requested indemnification. Indemnification must be provided to the extent that a director, officer, employee or agent has been successful, on the merits or otherwise, in the defense of an action of the type described in the first sentence of this paragraph.

      The By-Laws of Bath Iron Works provide that it will indemnify any person who is or was a director or officer of the corporation to the fullest extent permitted by the MBCA. Prior to the final disposition of a claim, action, suit or proceeding, Bath Iron Works will advance expenses incurred by a current or former director or officer if the director or officer provides Bath Iron Works with an undertaking to repay the amount advanced if he or she is not entitled to indemnification after the final disposition.

General Dynamics Ordnance and Tactical Systems, Inc.

      General Dynamics Ordnance and Tactical Systems, Inc. (“Ordnance and Tactical Systems”) is incorporated under the laws of Virginia. Sections 13.1-697 and 13.1-702 of the Virginia Stock Corporation Act (the “VSCA”) permit a corporation to indemnify an individual made party to a proceeding because he was a director, officer, employee or agent of the corporation against liability incurred in the proceeding if (a) he conducted himself in good faith, (b) he believed, in the case of conduct in his official capacity, that such conduct was in the corporation’s best interests, or, in all other cases, that such conduct was at least not opposed to the corporation’s best interests, and (c) he had no reasonable cause to believe, in the case of a criminal proceeding, that his conduct was unlawful; provided, however, no indemnification will be permitted (i) in connection with a proceeding by or in the right of the corporation in which the individual is adjudged liable to the corporation, or (ii) in connection with any other proceeding charging improper personal benefit to such individual in which the individual is adjudged liable on the basis that personal benefit was improperly received by such individual. Under sections 13.1-698 and 13.1-702 of the VSCA, unless limited by its Articles of Incorporation, the corporation will indemnify a director or officer who entirely prevails in the defense of any proceeding to which he was a party because he is or was a director or officer against reasonable expenses incurred.

      Ordnance and Tactical Systems’ By-Laws provide that it will indemnify any person who is or was a director or officer of the corporation to the fullest extent permitted by the VSCA. Prior to the final disposition of a claim, action, suit or proceeding, Ordnance and Tactical Systems will advance expenses incurred by a current or former director or officer if the director or officer provides Ordnance and Tactical Systems with an undertaking to repay the amount advanced if he or she is not entitled to indemnification after the final disposition. Ordnance and Tactical Systems also has the power to purchase and maintain insurance coverage against any liability asserted against its directors and officers, whether or not Ordnance and Tactical Systems would have the power to indemnify such person against such liability under applicable law.

National Steel and Shipbuilding Company

      National Steel and Shipbuilding Company (“NASSCO”) is incorporated under the laws of the State of Nevada. Sections 78.7502 through 78.752, inclusive, of the Nevada General Corporation Law provide that a corporation may indemnify any person who was or is a party or is threatened to be made a party, by reason of the fact that he or she was an officer or director of such corporation, or is or was serving at the request of such corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, to (a) any threatened, pending or completed action or suit by or in the right of the corporation against expenses, including amounts paid in settlement and attorneys’ fees, actually and reasonably incurred by him or her, in connection with the defense or settlement of the action or suit if he or she acted in good faith and in a manner which he or she reasonably believed to be in, or not opposed to, the best interests of the corporation, except that indemnification may not be made for any claim, issue or matter as to which he or she has been adjudged by a court of competent jurisdiction, after exhaustion of all appeals therefrom, to be liable to the corporation or for amounts paid in settlement to the corporation, unless and only to the extent that the court in which the action or suit was brought or other court of competent jurisdiction determines upon application that in view of all the circumstances of the case, the person is fairly and reasonably entitled to indemnity for such expenses as the court deems proper, and (b) any other threatened, pending or completed action, suit or proceeding against expenses, including attorneys’ fees, judgments, fines and amounts paid in settlement, actually and reasonably incurred by him or her in connection with the action, suit or proceeding, if he or she acted in good faith and in a manner which he or she reasonably believed to be in, or not opposed to, the best interests of the corporation and, with respect to any criminal action or proceeding, had no reasonable cause to believe his or her conduct was unlawful. To the extent that a director, officer, employee or agent has been successful on the merits or otherwise in the defense of any such action, suit or proceeding or in the defense of any claim, issue or matter therein, the corporation must indemnify him or her against expenses, including attorneys’ fees, actually and reasonably incurred by him or her in connection with the defense.

      The Amended and Restated By-Laws of NASSCO provide that NASSCO may indemnify any director or officer against expenses, judgments, fines, settlements, and other amounts actually incurred in connection with any threatened, pending or completed action, suit or proceeding. In order to be entitled to indemnification the director or officer must have acted in good faith and in a manner the person reasonably believed to be in the best interests of the corporation, or with respect to a criminal proceeding, had no reasonable cause to believe that his conduct was unlawful. NASSCO must indemnify directors and officers against expenses actually and reasonably incurred if the person has been successful on the merits in the defense of any action, suit or proceeding. Any indemnification not ordered by a court or resulting from the successful defense based on the merits of a claim must be authorized by either the stockholders, the board of directors by majority vote of a quorum consisting of directors who are not parties to the proceeding, or if such quorum either so orders or cannot be obtained, by independent legal counsel in a written opinion.

Other

      The Registrants may purchase and maintain insurance on behalf of their directors and officers against any liability asserted against such persons. The Registrants have purchased and currently maintain insurance on behalf of their directors and officers.

Item 16.	Exhibits.

Exhibit No.	Document

1	Form of Underwriting Agreement

4.1	Indenture dated as of August 27, 2001, by and among General Dynamics Corporation, the Guarantors (as defined therein) and The Bank of New York, as trustee (incorporated herein by reference from the Company’s registration statement on Form S-4 (No. 333-77024) filed with the SEC on January 18, 2002)

5	Opinion of Jenner & Block, LLC

12	Statement regarding computation of ratio of earnings to fixed charges

23.1	Consent of Jenner & Block, LLC (included in Exhibit 5)

23.2	Consent of KPMG

24.1	Power of Attorney with respect to General Dynamics Corporation

24.2	Power of Attorney of American Overseas Marine Corporation (contained in and incorporated by reference to the signature page of this registration statement)

24.3	Power of Attorney of Bath Iron Works Corporation (contained in and incorporated by reference to the signature page of this registration statement)

24.4	Power of Attorney of Electric Boat Corporation (contained in and incorporated by reference to the signature page of this registration statement)

24.5	Power of Attorney of General Dynamics Armament and Technical Products, Inc. (contained in and incorporated by reference to the signature page of this registration statement)

24.6	Power of Attorney of General Dynamics Government Systems Corporation (contained in and incorporated by reference to the signature page of this registration statement)

24.7	Power of Attorney of General Dynamics Land Systems Inc. (contained in and incorporated by reference to the signature page of this registration statement)

Exhibit No.	Document

24.8	Power of Attorney of General Dynamics Ordnance and Tactical Systems, Inc. (contained in and incorporated by reference to the signature page of this registration statement)

24.9	Power of Attorney of Gulfstream Aerospace Corporation (contained in and incorporated by reference to the signature page of this registration statement)

24.10	Power of Attorney of Material Service Resources Company (contained in and incorporated by reference to the signature page of this registration statement)

24.11	Power of Attorney of National Steel and Shipbuilding Company (contained in and incorporated by reference to the signature page of this registration statement)

25	Statement of Eligibility on Form T-1 of The Bank of New York (incorporated herein by reference from the Company’s registration statement on Form S-4 (No. 333-77024) filed with the SEC on January 18, 2002)

Item 17.	Undertakings.

(a) The undersigned Registrants hereby undertake:

      (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

           (i) To include any prospectus required by Section 10(a)(3) of the Securities Act;

           (ii) To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the SEC pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20% change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement;

           (iii) To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement; provided, however, that information required to be included in a post-effective amendment by (a)(1)(i) and (a)(1)(ii) above may be contained in periodic reports filed by General Dynamics Corporation pursuant to Section 13 or 15(d) of the Exchange Act that are incorporated by reference in this registration statement.

      (2) That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment will be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time will be deemed to be the initial bona fide offering thereof.

      (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(b)	The undersigned Registrants hereby undertake that, for purposes of determining any liability under the Securities Act of 1933, each filing of the annual report of General Dynamics Corporation pursuant to Section 13(a) or 15(d) of the Exchange Act (and, where applicable, each filing of an employee benefit plan’s annual report pursuant to Section 15(d) of the Exchange Act) that is incorporated by reference in the registration statement will be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time will be deemed to be the initial bona fide offering thereof.

(c)	Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the Registrants pursuant to the provisions described under Item 15 above, or otherwise, the Registrants have been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrants of expenses incurred or paid by a director, officer or controlling person of a Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, each Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

SIGNATURES

      Pursuant to the requirements of the Securities Act of 1933, as amended, General Dynamics Corporation, a Registrant, certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the city of Falls Church, Virginia on April 3, 2003.

GENERAL DYNAMICS CORPORATION

By:	/s/ DAVID A. SAVNER

David A. Savner
Senior Vice President and General Counsel

      Pursuant to the requirements of the Securities Act of 1933, as amended, this registration statement has been signed by the following persons in the capacities indicated on April 3, 2003.

Signature		Title

/s/ NICHOLAS D. CHABRAJA Nicholas D. Chabraja		Chairman, Chief Executive Officer and Director (Principal Executive Officer)

/s/ MICHAEL J. MANCUSO Michael J. Mancuso		Senior Vice President and Chief Financial Officer (Principal Financial Officer)

/s/ JOHN W. SCHWARTZ John W. Schwartz		Vice President and Controller (Principal Accounting Officer)

/s/ JAMES S. CROWN* James S. Crown		Director

/s/ LESTER CROWN* Lester Crown		Director

/s/ CHARLES H. GOODMAN* Charles H. Goodman		Director

/s/ GEORGE A. JOULWAN* George A. Joulwan*		Director

/s/ PAUL G. KAMINSKI* Paul G. Kaminski		Director

/s/ JAMES R. MELLOR* James R. Mellor		Director

/s/ CARL E. MUNDY, JR.* Carl E. Mundy, Jr.		Director

/s/ CARLISLE A. H. TROST* Carlisle A. H. Trost		Director

*By:	/s/ DAVID A. SAVNER David A. Savner Attorney-in-Fact

SIGNATURES

      Pursuant to the requirements of the Securities Act of 1933, as amended, American Overseas Marine Corporation, a Registrant, certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the city of Falls Church, Virginia on April 3, 2003.

AMERICAN OVERSEAS MARINE CORPORATION

By:	/s/ DAVID A. SAVNER

David A. Savner
Vice President and General Counsel

      KNOW ALL MEN BY THESE PRESENTS, that each person whose signature to this registration statement appears below hereby constitutes and appoints each of NICHOLAS D. CHABRAJA, MICHAEL J. MANCUSO and DAVID A. SAVNER, as his true and lawful attorney and agent, in the name and on behalf of the undersigned, to do any and all acts and things and execute any and all instruments which the attorney and agent may deem necessary or advisable to enable American Overseas Marine Corporation to comply with the Securities Act of 1933 and the Securities Exchange Act of 1934, each as amended, and any rules and regulations and requirements of the Securities and Exchange Commission (the “Commission”) in respect thereof, in connection with any registration statement on Form S-3 and any or all amendments thereto (including, without limitation, any post-effective amendments thereto), and any registration statement for the same offering that is to be effective under Rule 462(b) of the Securities Act, and to file each of the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, and in connection with other reports as required by American Overseas Marine Corporation, including specifically, but without limiting the generality of the foregoing, the power and authority to sign the name of the undersigned in his capacity as director and/or officer of American Overseas Marine Corporation to reports filed with the Commission with respect thereto and to any and all amendments of the same, and hereby ratifying and confirming all that the attorneys and agents, or any of them, has done, will do or will cause to be done by virtue hereof.

      Pursuant to the requirements of the Securities Act of 1933, as amended, this registration statement has been signed by the following persons in the capacities indicated on April 3, 2003.

Signature	Title

/s/ LELAND B. BISHOP, II Leland B. Bishop, II	President (Principal Executive Officer)

/s/ DAVID H. FOGG David H. Fogg	Vice President, Treasurer and Director (Principal Financial Officer and Principal Accounting Officer)

/s/ DAVID A. SAVNER David A. Savner	Director

/s/ MICHAEL W. TONER Michael W. Toner	Director

SIGNATURES

      Pursuant to the requirements of the Securities Act of 1933, as amended, Bath Iron Works Corporation, one of the Registrants, certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the city of Falls Church, Virginia on April 3, 2003.

BATH IRON WORKS CORPORATION

By:	/s/ ALLAN C. CAMERON

Allan C. Cameron
President

      KNOW ALL MEN BY THESE PRESENTS, that each person whose signature to this registration statement appears below hereby constitutes and appoints each of NICHOLAS D. CHABRAJA, MICHAEL J. MANCUSO and DAVID A. SAVNER, as his true and lawful attorney and agent, in the name and on behalf of the undersigned, to do any and all acts and things and execute any and all instruments which the attorney and agent may deem necessary or advisable to enable Bath Iron Works Corporation to comply with the Securities Act of 1933 and the Securities Exchange Act of 1934, each as amended, and any rules and regulations and requirements of the Securities and Exchange Commission (the “Commission”) in respect thereof, in connection with any registration statement on Form S-3 and any or all amendments thereto (including, without limitation, any post-effective amendments thereto), and any registration statement for the same offering that is to be effective under Rule 462(b) of the Securities Act, and to file each of the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, and in connection with other reports as required by Bath Iron Works Corporation, including specifically, but without limiting the generality of the foregoing, the power and authority to sign the name of the undersigned in his capacity as director and/or officer of Bath Iron Works Corporation to reports filed with the Commission with respect thereto and to any and all amendments of the same, and hereby ratifying and confirming all that the attorneys and agents, or any of them, has done, will do or will cause to be done by virtue hereof.

      Pursuant to the requirements of the Securities Act of 1933, as amended, this registration statement has been signed by the following persons in the capacities indicated on April 3, 2003.

Signature	Title

/s/ ALLAN C. CAMERON Allan C. Cameron	President and Director (Principal Executive Officer)

/s/ THOMAS A. BROWN Thomas A. Brown	Vice President, Finance and Administration, Treasurer and Secretary (Principal Financial Officer and Principal Accounting Officer)

/s/ NICHOLAS D. CHABRAJA Nicholas D. Chabraja	Director

/s/ MICHAEL J. MANCUSO Michael J. Mancuso	Director

/s/ DAVID A. SAVNER David A. Savner	Director

SIGNATURES

      Pursuant to the requirements of the Securities Act of 1933, as amended, Electric Boat Corporation, one of the Registrants, certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the city of Falls Church, Virginia on April 3, 2003.

ELECTRIC BOAT CORPORATION

By:	/s/ DAVID A. SAVNER

David A. Savner
Vice President and Secretary

      KNOW ALL MEN BY THESE PRESENTS, that each person whose signature to this registration statement appears below hereby constitutes and appoints each of NICHOLAS D. CHABRAJA, MICHAEL J. MANCUSO and DAVID A. SAVNER, as his true and lawful attorney and agent, in the name and on behalf of the undersigned, to do any and all acts and things and execute any and all instruments which the attorney and agent may deem necessary or advisable to enable Electric Boat Corporation to comply with the Securities Act of 1933 and the Securities Exchange Act of 1934, each as amended, and any rules and regulations and requirements of the Securities and Exchange Commission (the “Commission”) in respect thereof, in connection with any registration statement on Form S-3 and any or all amendments thereto (including, without limitation, any post-effective amendments thereto), and any registration statement for the same offering that is to be effective under Rule 462(b) of the Securities Act, and to file each of the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, and in connection with other reports as required by Electric Boat Corporation, including specifically, but without limiting the generality of the foregoing, the power and authority to sign the name of the undersigned in his capacity as director and/or officer of Electric Boat Corporation to reports filed with the Commission with respect thereto and to any and all amendments of the same, and hereby ratifying and confirming all that the attorneys and agents, or any of them, has done, will do or will cause to be done by virtue hereof.

      Pursuant to the requirements of the Securities Act of 1933, as amended, this registration statement has been signed by the following persons in the capacities indicated on April 3, 2003.

Signature	Title

/s/ MICHAEL W. TONER Michael W. Toner	President and Director (Principal Executive Officer)

/s/ JOHN V. LEONARD, SR. John V. Leonard, Sr.	Vice President, Finance (Principal Financial Officer and Principal Accounting Officer)

/s/ MICHAEL J. MANCUSO Michael J. Mancuso	Director

/s/ DAVID A. SAVNER David A. Savner	Director

SIGNATURES

      Pursuant to the requirements of the Securities Act of 1933, as amended, General Dynamics Armament and Technical Products, Inc., one of the Registrants, certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the city of Falls Church, Virginia on April 3, 2003.

GENERAL DYNAMICS ARMAMENT AND TECHNICAL PRODUCTS, INC.

BY:	/s/ DAVID A. SAVNER

DAVID A. SAVNER
Vice President

      KNOW ALL MEN BY THESE PRESENTS, that each person whose signature to this registration statement appears below hereby constitutes and appoints each of NICHOLAS D. CHABRAJA, MICHAEL J. MANCUSO and DAVID A. SAVNER, as his true and lawful attorney and agent, in the name and on behalf of the undersigned, to do any and all acts and things and execute any and all instruments which the attorney and agent may deem necessary or advisable to enable General Dynamics Armament and Technical Products, Inc. to comply with the Securities Act of 1933 and the Securities Exchange Act of 1934, each as amended, and any rules and regulations and requirements of the Securities and Exchange Commission (the “Commission”) in respect thereof, in connection with any registration statement on Form S-3 and any or all amendments thereto (including, without limitation, any post-effective amendments thereto), and any registration statement for the same offering that is to be effective under Rule 462(b) of the Securities Act, and to file each of the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, and in connection with other reports as required by General Dynamics Armament and Technical Products, Inc., including specifically, but without limiting the generality of the foregoing, the power and authority to sign the name of the undersigned in his capacity as director and/or officer of General Dynamics Armament and Technical Products, Inc. to reports filed with the Commission with respect thereto and to any and all amendments of the same, and hereby ratifying and confirming all that the attorneys and agents, or any of them, has done, will do or will cause to be done by virtue hereof.

      Pursuant to the requirements of the Securities Act of 1933, as amended, this registration statement has been signed by the following persons in the capacities indicated on April 3, 2003.

Signature	Title

/s/ LINDA P. HUDSON Linda P. Hudson	President and Director (Principal Executive Officer)

/s/ ROBERT SELEE Robert Selee	Vice President — Finance Officer (Principal Financial Officer and Principal Accounting Officer)

/s/ WILLIAM W. DAVIS William W. Davis	Director

/s/ MICHAEL J. MANCUSO Michael J. Mancuso	Director

/s/ DAVID A. SAVNER David A. Savner	Director

/s/ ARTHUR J. VEITCH Arthur J. Veitch	Director

SIGNATURES

      Pursuant to the requirements of the Securities Act of 1933, as amended, General Dynamics Government Systems Corporation, one of the Registrants, certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the city of Falls Church, Virginia on April 3, 2003.

GENERAL DYNAMICS GOVERNMENT SYSTEMS CORPORATION

BY:	/s/ DAVID A. SAVNER

DAVID A. SAVNER
Vice President

      KNOW ALL MEN BY THESE PRESENTS, that each person whose signature to this registration statement appears below hereby constitutes and appoints each of NICHOLAS D. CHABRAJA, MICHAEL J. MANCUSO and DAVID A. SAVNER, as his true and lawful attorney and agent, in the name and on behalf of the undersigned, to do any and all acts and things and execute any and all instruments which the attorney and agent may deem necessary or advisable to enable General Dynamics Government Systems Corporation to comply with the Securities Act of 1933 and the Securities Exchange Act of 1934, each as amended, and any rules and regulations and requirements of the Securities and Exchange Commission (the “Commission”) in respect thereof, in connection with any registration statement on Form S-3 and any or all amendments thereto (including, without limitation, any post-effective amendments thereto), and any registration statement for the same offering that is to be effective under Rule 462(b) of the Securities Act, and to file each of the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, and in connection with other reports as required by General Dynamics Government Systems Corporation, including specifically, but without limiting the generality of the foregoing, the power and authority to sign the name of the undersigned in his capacity as director and/or officer of General Dynamics Government Systems Corporation to reports filed with the Commission with respect thereto and to any and all amendments of the same, and hereby ratifying and confirming all that the attorneys and agents, or any of them, has done, will do or will cause to be done by virtue hereof.

      Pursuant to the requirements of the Securities Act of 1933, as amended, this registration statement has been signed by the following persons in the capacities indicated on April 3, 2003.

Signature	Title

/s/ KENNETH C. DAHLBERG Kenneth C. Dahlberg	President and Director (Principal Executive Officer)

/s/ MICHAEL J. MANCUSO Michael J. Mancuso	Vice President, Treasurer and Director (Principal Financial Officer and Principal Accounting Officer)

/s/ DAVID A. SAVNER David A. Savner	Director

SIGNATURES

      Pursuant to the requirements of the Securities Act of 1933, as amended, General Dynamics Land Systems Inc., one of the Registrants, certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the city of Falls Church, Virginia on April 3, 2003.

GENERAL DYNAMICS LAND SYSTEMS INC.

By:	/s/ DAVID A. SAVNER

David A. Savner
Vice President

      KNOW ALL MEN BY THESE PRESENTS, that each person whose signature to this registration statement appears below hereby constitutes and appoints each of NICHOLAS D. CHABRAJA, MICHAEL J. MANCUSO and DAVID A. SAVNER, as his true and lawful attorney and agent, in the name and on behalf of the undersigned, to do any and all acts and things and execute any and all instruments which the attorney and agent may deem necessary or advisable to enable General Dynamics Land Systems Inc. to comply with the Securities Act of 1933 and the Securities Exchange Act of 1934, each as amended, and any rules and regulations and requirements of the Securities and Exchange Commission (the “Commission”) in respect thereof, in connection with any registration statement on Form S-3 and any or all amendments thereto (including, without limitation, any post-effective amendments thereto), and any registration statement for the same offering that is to be effective under Rule 462(b) of the Securities Act, and to file each of the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, and in connection with other reports as required by General Dynamics Land Systems Inc., including specifically, but without limiting the generality of the foregoing, the power and authority to sign the name of the undersigned in his capacity as director and/or officer of General Dynamics Land Systems Inc. to reports filed with the Commission with respect thereto and to any and all amendments of the same, and hereby ratifying and confirming all that the attorneys and agents, or any of them, has done, will do or will cause to be done by virtue hereof.

      Pursuant to the requirements of the Securities Act of 1933, as amended, this registration statement has been signed by the following persons in the capacities indicated on April 3, 2003.

Signature	Title

/s/ CHARLES M. HALL Charles M. Hall	President and Director (Principal Executive Officer)

/s/ L. HUGH REDD L. Hugh Redd	Vice President, Controller and Treasurer (Principal Financial Officer and Principal Accounting Officer)

/s/ ERNEST J. BABCOCK Ernest J. Babcock	Director

/s/ DAVID A. SAVNER David A. Savner	Director

/s/ ARTHUR J. VEITCH Arthur J. Veitch	Director

SIGNATURES

      Pursuant to the requirements of the Securities Act of 1933, as amended, General Dynamics Ordnance and Tactical Systems, Inc., one of the Registrants, certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the city of Falls Church, Virginia on April 3, 2003.

GENERAL DYNAMICS ORDNANCE AND TACTICAL SYSTEMS, INC.

BY:	/s/ DAVID A. SAVNER

DAVID A. SAVNER
Vice President

      KNOW ALL MEN BY THESE PRESENTS, that each person whose signature to this registration statement appears below hereby constitutes and appoints each of NICHOLAS D. CHABRAJA, MICHAEL J. MANCUSO and DAVID A. SAVNER, as his true and lawful attorney and agent, in the name and on behalf of the undersigned, to do any and all acts and things and execute any and all instruments which the attorney and agent may deem necessary or advisable to enable General Dynamics Ordnance and Tactical Systems, Inc. to comply with the Securities Act of 1933 and the Securities Exchange Act of 1934, each as amended, and any rules and regulations and requirements of the Securities and Exchange Commission (the “Commission”) in respect thereof, in connection with any registration statement on Form S-3 and any or all amendments thereto (including, without limitation, any post-effective amendments thereto), and any registration statement for the same offering that is to be effective under Rule 462(b) of the Securities Act, and to file each of the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, and in connection with other reports as required by General Dynamics Ordnance and Tactical Systems, Inc., including specifically, but without limiting the generality of the foregoing, the power and authority to sign the name of the undersigned in his capacity as director and/or officer of General Dynamics Ordnance and Tactical Systems, Inc. to reports filed with the Commission with respect thereto and to any and all amendments of the same, and hereby ratifying and confirming all that the attorneys and agents, or any of them, has done, will do or will cause to be done by virtue hereof.

      Pursuant to the requirements of the Securities Act of 1933, as amended, this registration statement has been signed by the following persons in the capacities indicated on April 3, 2003.

Signature	Title

/s/ MICHAEL S. WILSON Michael S. Wilson	President (Principal Executive Officer)

/s/ DAVID H. FOGG David H. Fogg	Treasurer (Principal Financial Officer and Principal Accounting Officer)

/s/ MICHAEL J. MANCUSO Michael J. Mancuso	Director

/s/ DAVID A. SAVNER David A. Savner	Director

/s/ ARTHUR J. VEITCH Arthur J. Veitch	Director

SIGNATURES

      Pursuant to the requirements of the Securities Act of 1933, as amended, Gulfstream Aerospace Corporation, one of the Registrants, certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the city of Falls Church, Virginia on April 3, 2003.

GULFSTREAM AEROSPACE CORPORATION

By:	/s/ DAVID A. SAVNER

David A. Savner
Vice President

      KNOW ALL MEN BY THESE PRESENTS, that each person whose signature to this registration statement appears below hereby constitutes and appoints each of NICHOLAS D. CHABRAJA, MICHAEL J. MANCUSO and DAVID A. SAVNER, as his true and lawful attorney and agent, in the name and on behalf of the undersigned, to do any and all acts and things and execute any and all instruments which the attorney and agent may deem necessary or advisable to enable Gulfstream Aerospace Corporation to comply with the Securities Act of 1933 and the Securities Exchange Act of 1934, each as amended, and any rules and regulations and requirements of the Securities and Exchange Commission (the “Commission”) in respect thereof, in connection with any registration statement on Form S-3 and any or all amendments thereto (including, without limitation, any post-effective amendments thereto), and any registration statement for the same offering that is to be effective under Rule 462(b) of the Securities Act, and to file each of the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, and in connection with other reports as required by Gulfstream Aerospace Corporation, including specifically, but without limiting the generality of the foregoing, the power and authority to sign the name of the undersigned in his capacity as director and/or officer of Gulfstream Aerospace Corporation to reports filed with the Commission with respect thereto and to any and all amendments of the same, and hereby ratifying and confirming all that the attorneys and agents, or any of them, has done, will do or will cause to be done by virtue hereof.

      Pursuant to the requirements of the Securities Act of 1933, as amended, this registration statement has been signed by the following persons in the capacities indicated on April 3, 2003.

Signature	Title

/s/ NICHOLAS D. CHABRAJA Nicholas D. Chabraja	Chairman and Director (Principal Executive Officer)

/s/ DANIEL G. CLARE Daniel G. Clare	Senior Vice President, Finance and Planning (Principal Financial Officer and Principal Accounting Officer)

/s/ W. WILLIAM BOISTURE, JR. W. William Boisture, Jr.	Director

/s/ MICHAEL J. MANCUSO Michael J. Mancuso	Director

/s/ DAVID A. SAVNER David A. Savner	Director

SIGNATURES

      Pursuant to the requirements of the Securities Act of 1933, as amended, Material Service Resources Company, one of the Registrants, certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the city of Falls Church, Virginia on April 3, 2003.

MATERIAL SERVICE RESOURCES COMPANY

By:	/s/ MICHAEL E. STANCZAK

Michael E. Stanczak
President

      KNOW ALL MEN BY THESE PRESENTS, that each person whose signature to this registration statement appears below hereby constitutes and appoints each of NICHOLAS D. CHABRAJA, MICHAEL J. MANCUSO and DAVID A. SAVNER, as his true and lawful attorney and agent, in the name and on behalf of the undersigned, to do any and all acts and things and execute any and all instruments which the attorney and agent may deem necessary or advisable to enable Material Service Resources Company to comply with the Securities Act of 1933 and the Securities Exchange Act of 1934, each as amended, and any rules and regulations and requirements of the Securities and Exchange Commission (the “Commission”) in respect thereof, in connection with any registration statement on Form S-3 and any or all amendments thereto (including, without limitation, any post-effective amendments thereto), and any registration statement for the same offering that is to be effective under Rule 462(b) of the Securities Act, and to file each of the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, and in connection with other reports as required by Material Service Resources Company, including specifically, but without limiting the generality of the foregoing, the power and authority to sign the name of the undersigned in his capacity as director and/or officer of Material Service Resources Company to reports filed with the Commission with respect thereto and to any and all amendments of the same, and hereby ratifying and confirming all that the attorneys and agents, or any of them, has done, will do or will cause to be done by virtue hereof.

      Pursuant to the requirements of the Securities Act of 1933, as amended, this registration statement has been signed by the following persons in the capacities indicated on April 3, 2003.

Signature	Title

/s/ MICHAEL E. STANCZAK Michael E. Stanczak	President and Director (Principal Executive Officer, Principal Financial Officer, and Principal Accounting Officer)

/s/ LESTER CROWN Lester Crown	Director

SIGNATURES

      Pursuant to the requirements of the Securities Act of 1933, as amended, National Steel and Shipbuilding Company, one of the Registrants, certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the city of Falls Church, Virginia on April 3, 2003.

NATIONAL STEEL AND SHIPBUILDING COMPANY

By:	/s/ DAVID A. SAVNER

David A. Savner
Senior Vice President

      KNOW ALL MEN BY THESE PRESENTS, that each person whose signature to this registration statement appears below hereby constitutes and appoints each of NICHOLAS D. CHABRAJA, MICHAEL J. MANCUSO and DAVID A. SAVNER, as his true and lawful attorney and agent, in the name and on behalf of the undersigned, to do any and all acts and things and execute any and all instruments which the attorney and agent may deem necessary or advisable to enable National Steel and Shipbuilding Company to comply with the Securities Act of 1933 and the Securities Exchange Act of 1934, each as amended, and any rules and regulations and requirements of the Securities and Exchange Commission (the “Commission”) in respect thereof, in connection with any registration statement on Form S-3 and any or all amendments thereto (including, without limitation, any post-effective amendments thereto), and any registration statement for the same offering that is to be effective under Rule 462(b) of the Securities Act, and to file each of the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, and in connection with other reports as required by National Steel and Shipbuilding Company, including specifically, but without limiting the generality of the foregoing, the power and authority to sign the name of the undersigned in his capacity as director and/or officer of National Steel and Shipbuilding Company to reports filed with the Commission with respect thereto and to any and all amendments of the same, and hereby ratifying and confirming all that the attorneys and agents, or any of them, has done, will do or will cause to be done by virtue hereof.

      Pursuant to the requirements of the Securities Act of 1933, as amended, this registration statement has been signed by the following persons in the capacities indicated on April 3, 2003.

Signature	Title

/s/ RICHARD H. VORTMANN Richard H. Vortmann	President, Chief Executive Officer and Director (Principal Executive Officer)

/s/ ERIC A. MURRAY Eric A. Murray	Vice President — Finance, Assistant Treasurer, and Assistant Secretary (Principal Financial Officer)

/s/ PETER N. BOLLENBECKER Peter N. Bollenbecker	Controller and Assistant Treasurer (Principal Accounting Officer)

/s/ MICHAEL W. TONER Michael W. Toner	Director

/s/ DAVID A. SAVNER David A. Savner	Director

EXHIBIT INDEX

Exhibit No.	Document

1	Form of Underwriting Agreement

4.1	Indenture dated as of August 27, 2001, by and among General Dynamics Corporation, the Guarantors (as defined therein) and The Bank of New York, as trustee (incorporated herein by reference from the Company’s registration statement on Form S-4 (No. 333-77024) filed with the SEC on January 18, 2002)

5	Opinion of Jenner & Block, LLC

12	Statement regarding computation of ratio of earnings to fixed charges

23.1	Consent of Jenner & Block, LLC (included in Exhibit 5)

23.2	Consent of KPMG LLP

24.1	Power of Attorney with respect to General Dynamics Corporation

24.2	Power of Attorney of American Overseas Marine Corporation (contained in and incorporated by reference to the signature page of this registration statement)

24.3	Power of Attorney of Bath Iron Works Corporation (contained in and incorporated by reference to the signature page of this registration statement)

24.4	Power of Attorney of Electric Boat Corporation (contained in and incorporated by reference to the signature page of this registration statement)

24.5	Power of Attorney of General Dynamics Armament and Technical Products, Inc. (contained in and incorporated by reference to the signature page of this registration statement)

24.6	Power of Attorney of General Dynamics Government Systems Corporation (contained in and incorporated by reference to the signature page of this registration statement)

24.7	Power of Attorney of General Dynamics Land Systems Inc. (contained in and incorporated by reference to the signature page of this registration statement)

24.8	Power of Attorney of General Dynamics Ordnance and Tactical Systems, Inc. (contained in and incorporated by reference to the signature page of this registration statement)

24.9	Power of Attorney of Gulfstream Aerospace Corporation (contained in and incorporated by reference to the signature page of this registration statement)

24.10	Power of Attorney of Material Service Resources Company (contained in and incorporated by reference to the signature page of this registration statement)

24.11	Power of Attorney of National Steel and Shipbuilding Company (contained in and incorporated by reference to the signature page of this registration statement)

25	Statement of Eligibility on Form T-1 of The Bank of New York (incorporated herein by reference from the Company’s registration statement on Form S-4 (No. 333-77024) filed with the SEC on January 18, 2002)